                                                                   Exhibit 10.24


                                    Profile
                                 Lease Document
                            Building Expansion 1990

A.  Lessee:  NutraSource
B.  Lessor:  Estate of A.H. Spear
C.  Following are the main points contained in the lease:

    1.  The term of the lease is ten years (Sec. 1.02).

    2. The first-five year, blended rate is thirty-five cents (.35) per square foot per month for 79,840 sq. ft. (whse 67,350; office 12,490) (less 17,000 sq. ft. rent free for first year), triple net. approximately 32,694 sq. ft. currently exists. (Sec. 1.01, 3.02, 3.06).

    3. The second five year, blended rate is forty cents (.40) per square foot per month, triple net, unless the C.O.L.A. percentage is less. Then the price would adjust with the C.O.L.A. rate. If inflation exceeds 80%, the rate for the second five-year period would be renegotiated (Sec. 3.03).

    4. At the end of the first ten-year lease, the company will have the option to renew for an additional five to ten years, the length of which is to be determined by NutraSource (Sec. 4.01, 4.03).

    5. At the end of the first ten-year lease, the company will have the option on the original 79,840 sq. ft. or the entire building. The option on the additional space, over 79,840 sq. ft., can be forfeited if the option prevents the landlord from leasing the vacant space (Sec. 4.06).

    6. If within the first ten-year lease, the remaining space (13,717 sq. ft.) in the building becomes vacant, management will have the right of first refusal to acquire the vacated space under the same terms, conditions and rate as the original 79,840 sq. ft. (Sec. 1.03, 28.01).

    7. The landlord will finance leasehold improvements (freezer and cooler), up to 400,000 for ten years at ten percent interest (Sec. 29.01 to 29.03).

    8. Management has the option to terminate the lease early (at five years from the commencement date) providing management gives the landlord six months notice. Should the company opt for early termination of the lease, the landlord must be provided payment for the unpaid principal on the landlord-financed leasehold improvements in Section 7 above (Sec. 3.05).

    9. The landlord will finish the offices space at its cost up to an amount of $214,900 (Sec. 28.02).

    10. The landlord will level the warehouse floor and paint the exterior structure of the existing building as part of the construction phase.

    11. Estimated lease commencement date: October 1, 1990.
        Actual:  February 1, 1991.

                                     INDEX
                                     -----

ARTICLE        TITLE                                 PAGE NO.
-------        -----                                 --------

     I         Premises and Term                           1
     II        Commencement of Term                        2
     III       Rent                                        5
     IV        Option to Extend Term                       7
     V         Use                                         11
     VI        Condition of Premises;
               Maintenance; Return                         12
     VII       Alterations and Improvements                14
     VIII      Lessee's Payment of Taxes,
               Assessments, Etc.                           14
     IX        Utilities                                   16
     X         Indemnification; Liability Insurance        16
     XI        Fire or Other Casualty                      17
     XII       Fire and Extended Coverage Insurance        18
     XIII      Assignment or Sublease                      19
     XIV       Access                                      20
     XV        Eminent Domain                              20
     XVI       Default                                     21
     XVII      Litigation Fees                             22
     XVIII     Waiver of Subrogation                       22
     XIX       Advances by Lessor for Lessee               23
     XX        Nonwaiver                                   23
     XXI       Quiet Enjoyment                             23
     XXII      Notices                                     23
     XXIII     Holdover                                    24
     XXIV      Successors & Assigns                        24
     XXV       Estoppel Certificates; Attornment           24
     XXVI      Lessee's Right of First Refusal             25
     XXVII     Recordation/Memorandum                      25
     XXVIII    New Construction                            26
     XXIX      Special Equipment                           27
     XXX       Miscellaneous                               28
     XXXI      Authority                                   28

                           COMMERCIAL LEASE AGREEMENT


     THIS AGREEMENT OF LEASE is made as of the 23rd day of August, 1989 between Bradley K. Spear and Seattle First National Bank, co-executors of the Estate of
A. H. Spear (the "Lessor") and Nutrasource, a Washington General Partnership (the "Lessee").

                                   ARTICLE I
                               Premises and Term

     Section 1.01  Premises.  The Lessor hereby leases to the Lessee and the
                   --------
Lessee hereby leases from the Lessor that warehouse and office space described as 79,840 (more or less) square feet of the warehouse/office space structure (approximately 32,694 square feet of which is currently existing, with the remainder to be constructed) located on the real property located in Seattle, King County, Washington, known as 4005 Sixth Avenue South and legally described on Exhibit A hereto. The portion of the existing building and the new construction to be occupied by the Lessee (the "Demised Premises") is outlined in red on Exhibit B hereto. The entire expanded structure to be built on the real property described in Exhibit A hereto is hereinafter referred to as "the Building". Of the approximately 79,840 square feet constituting the Demised Premises, approximately 67,350 square feet will be warehouse space and corridor, and approximately 12,490 square feet will be office space.

     Section 1.02  Term.  Except as otherwise provided herein (see Section 3.05
                   ----
and Article IV, below), the term of this Lease shall be ten years, beginning on Commencement Date, defined below.

     Section 1.03  Right of First Refusal on Additional Space.  If it is not in
                   ------------------------------------------
default and if this Lease is in full force and effect, the Lessee shall have the right to lease additional space in the Building upon the following terms: If, during the ten-year term of this Lease, additional space in the Building becomes available after first having been leased to a third party, the Lessor shall give the Lessee written notice of the availability, indicating the number of square feet, the location in the Building and the date of availability for occupation. The Lessee shall have fifteen days after receipt of the notice to give the Lessor written notice of its election to lease the space. If the Lessee elects to lease the space, an Addendum to this Lease shall be executed whereby the Lessee shall lease the additional space at the same rate and upon the same terms and conditions as apply to the lease of the original Demised Premises hereunder. If the Lessee does not elect to lease the additional space at that time, the Lessor may lease it upon terms acceptable to it to any person or entity; provided, however, that if the additional space is leased to a third party and becomes available again during the ten-year term hereof, the Lessee shall have a new right of first refusal upon the same terms and conditions set forth above.

                                   ARTICLE II
                              Commencement of Term

     Section 2.01  Commencement Date.  The term of this Lease shall commence on
                   -----------------
the first day of the month following the date that the Demised Premises shall be substantially completed (the "Commencement Date"). The Demised Premises shall be deemed to be substantially completed when the Lessor has obtained a permanent Certificate of Occupancy permitting the occupancy of the Demised Premises for the use herein provided, and when the Lessor has substantially performed its work as provided in Article XXVIII hereof.

     Section 2.02  Notice of Completion.  Lessor shall give Lessee at least
                   --------------------
thirty days' prior written notice of the anticipated date of substantial completion of the work to be performed in the Demised Premises by the Lessor. Lessor shall notify Lessee promptly if, after giving such notice, the substantial completion date is delayed; and Lessor shall give Lessee at least twelve days' prior written notice of the anticipated postponed date of substantial completion. Further postponements shall also require at least twelve days' prior written notice.

     Section 2.03  Possession and Substantial Completion.  Lessee's taking
                   -------------------------------------
possession of the Demised Premises shall be conclusive evidence, as against Lessee, that, at the time such possession was so taken, the work to be performed by Lessor pursuant to Article XXVIII, was substantially completed. Within ten business days after the Lessee receives notice that the Demised Premises are substantially completed, a representative of Lessor and a representative of Lessee shall survey the Demised Premises for the purpose of determining those items, if any, of the work to be performed by Lessor which remain to be completed, which they shall reduce to an itemized agreed "punchlist". Lessor agrees to complete the items on such agreed punchlist within a reasonable time thereafter. Lessee will use its best efforts to identify uncompleted work items for inclusion on the punchlist, but failure to place any work item on the punchlist shall not be deemed to be acceptance of substantially nonconforming construction. Ninety days after occupancy of the Premises by the Lessee, a second punchlist will be compiled in the manner specified above, and Lessor will complete work on items listed in the punchlist (excluding any Lessee-caused damage or normal wear and tear) within a reasonable time.

     Section 2.04  Site Representatives.  Lessor and Lessee will each give full
                   --------------------
cooperation in having available at the Building those persons who are necessary to resolve questions arising out of job conditions.

     Section 2.05  Lessee-Caused Delay.  If the occurrence of any of the
                   -------------------
conditions specified in Section 2.01 shall be delayed due to any act or omission of Lessee or its agents, the Demised Premises shall be deemed ready for occupancy on the date when they would have been so ready but for such delay. Such delay shall include:

          (a) Delay in submission of Lessee's plans or specifications or giving authorizations or approvals required for the preparations for or execution of Lessor's work;

          (b)  Delay due to

               (1) Changes made by or on behalf of Lessee in Lessee's plans or in Lessor's work; or

               (2) Postponement of any of Lessor's work at Lessee's request, or because of any of Lessee's work required to be performed in advance of items of Lessor's work so postponed (and Lessor agrees to give Lessee notice of any such delays and/or of any additional costs resulting therefrom prior to commencing or postponing any such work as the case may be); and

               (3) Delay due to any other interference with Lessor's work in the Demised Premises or in the Building by Lessee, its agents, servants, or employees.

Lessor shall notify Lessee of any incident or situation which Lessor believes to have caused delay of the type described in this Section 2.05, in writing, within five days of Lessor becoming aware of the cause of the delay.

     Section 2.06  Delay Expenses.  If, as a result of any delays on the part of
                   --------------
Lessee pursuant to the provisions of Section 2.05, Lessor shall be delayed in achieving substantial completion of the construction in the Demised Premises, Lessee shall commence paying rent as of the date the Demised Premises are deemed ready for occupancy as set forth in Section 2.05.

     Section 2.07  Completion Deadline.  If the Commencement Date shall not have
                   -------------------
occurred by that date nine months after Lessor obtains all permits and approvals which are prerequisite to the commencement of all construction activities contemplated by Article XXVIII below, and in no event later than October 1, 1990, as that date may be extended pursuant to Section 2.05, above, Lessee shall have the option to cancel and terminate this Lease by giving written notice to Lessor of such cancellation and termination within 30 days following that date nine months after Lessor obtains all such permits and approvals. In no event shall the Commencement Date be later than October, 1990, as that date may be extended pursuant to Section

2.05, above. Upon the giving of such notice, this Lease shall expire and come to an end, and Lessor and Lessee shall each be released and discharged of and from any and all further liability under this Lease. It is agreed that time is of the essence with respect to any such notice of cancellation and termination, and that Lessee shall not have the right to give any such notice after the 30-day period referred to in this Section, and that any such notice given after the expiration of such period shall have no force or effect. If Lessee shall fail to give timely notice exercising the foregoing option to cancel and terminate this Lease, or if Lessee shall use or occupy any part of the newly constructed portion of the Demised Premises for the conduct of business, then, in either case, the term shall commence in accordance with the provisions of Section 2.01 and Lessee shall have no further right to cancel and terminate this Lease under the provisions of this Section. In the event that Lessee exercises its option to cancel as provided in this Section 2.07, it shall, as part of its notice, give the Lessor notice of the length of time which it intends to continue occupying the portion of the Demised Premises which it currently occupies; the length of time may not exceed six months; Lessor and Lessee agree that Lessee's tenancy shall be extended for such length of time under all terms and conditions of the lease arrangement to which the parties were theretofore subject. Lessee may also exercise its option to cancel under this Section if Lessor has not obtained all permits and approvals prerequisite to commencement of construction by April 1, 1990; this option to cancel will expire on April 30, 1990 if not exercised in writing prior to that date.

     Section 2.08  Impracticability.  In order for the Lessor to be able to
                   ----------------
expand the existing building as contemplated in Article XXVIII, it must procure numerous approvals from the City of Seattle, including street vacations and a building permit. Lessor agrees to use its reasonable efforts to procure all required approvals and permits within a reasonable time to the extent practicable, but if it fails to do so by December 1, 1989, the Lessor may, upon giving 30 days' notice, cancel this Lease, in which case Lessor and Lessee shall each be released and discharged of and from any and all further obligations and liabilities under this Lease. Lessor may also cancel this Lease to the same effect and with the same notice in the event that it is unable to arrange financing for the expansion project upon terms acceptable to it or in the event that other unforeseen circumstances make it commercially impracticable to proceed with the expansion project.

                                  ARTICLE III
                                      Rent

     Section 3.01  Rent Payments.  Rent shall be payable, in advance, on the
                   -------------
first day of each month during the term of this Lease at the Lessor's office c/o A.H. Spear Investments, Post Office Box 4263, Seattle, Washington 98104, or such other address as Lessor may designate in writing from time to time, with no set-off or deduction whatsoever. Lessee agrees to pay such rent and any other payments deemed to be Additional Rent by check drawn on a United States bank.
If the Lessee takes
occupancy of the Demised Premises on a date other than the first day of a calendar month, the Lessee shall on the Commencement Date pay the Lessor an amount equal to such proportion of an equal monthly installment as the number of days from the date of occupancy to the Commencement Date bears to the total number of days in the month during which occupancy occurs, and such payment shall represent the prorated rent from the date of occupancy to the Commencement Date. Lessee covenants to pay Lessor the base rent and additional rent as in this Lease provided, when due and without notice or demand, at the time and in the manner herein specified.

     Section 3.02  Base Rent.  Subject to the provisions of Sections 3.03 and
                   ---------
3.06, from the date of occupancy until that date five years after the Commencement Date, the Lessee shall pay monthly base rent in an amount equal to $0.35 for each square foot of floor space. Floor space is to be measured from the exterior walls of the Demised Premises, and second floor office space square footage is to be added to ground floor square footage to determine the amount of floor space upon which the base rent is computed. From that date five years after the Commencement Date until that date ten years after the Commencement Date, the Lessee shall pay monthly base rent in an amount equal to $0.40 for each square foot of floor space.

     Section 3.03  Base Rent Adjustments.  For purposes of this Section 3.03,
                   ---------------------
the term "rate of inflation" shall be deemed to mean the aggregate change in the Consumer Price Index as determined by the U.S. Department of Labor Statistics for all items for the Seattle-Everett area for the period between the reporting date occurring most closely before the Commencement Date and the reporting date occurring five years thereafter. If the rate of inflation has exceeded eighty percent, the monthly base rent to be paid for the second five-year portion of the term shall be renegotiated by the Lessor and Lessee; if, within thirty days of opening negotiations, the parties cannot agree upon a rate for that five-year period, this Lease shall terminate six months after the end of that thirty-day period, with the base rent rate of $0.40 per square foot of floor space applying during that six month period. If the rate of inflation has been less than 16.7 percent, the monthly base rent for the second five-year portion of the term shall not be $0.40 per square foot per month but shall be determined by multiplying one plus the rate of inflation times $0.35 per square foot per month. If the Department of Labor Statistics ceases compiling or reporting the data specified above, the parties agree to substitute a similar index. In no event shall the base rent be less than $0.35 per square foot of floor space per month.

     Section 3.04  Additional Rent.  All costs, charges and expenses which the
                   ---------------
Lessee assumes, agrees or is obligated to Lessor pursuant to this Lease shall be deemed additional rent, and, in the event of nonpayment, Lessor shall have all the rights and remedies with respect thereto as are provided herein in case of nonpayment of rent. Without limitation, the obligations of Lessee set forth in Articles VIII, IX, X and XII, and Section 29.03 shall be additional rent.

     Section 3.05  Early Termination.  So long as Lessee is not in default of
                   -----------------
any of the terms of this Lease, it may, at its option, terminate this Lease as of the date five years after the Commencement Date, upon the following terms and conditions. The Lessee must give the Lessor at least six months' written notice of its election to terminate and must, at the time of giving its notice, give the Lessor its check in an amount representing the principal balance of the special equipment amortization (as described in Section 29.03, below) as of the early termination date. So long as the Lessee shall comply with these provisions in a timely manner and shall perform all continuing obligations hereunder until the date of termination, this Lease will terminate as of that date five years after the Commencement Date, and thereafter neither party shall have any further obligations or liabilities to the other under the terms of this Lease.

     Section 3.06  Free Rent.  Notwithstanding the foregoing provisions in this
                   ---------
Article III, the Lessee shall not be obligated to pay base rent on 17,100 square feet of the Demised Premises for a one-year period beginning on the Commencement Date.

     Section 3.07  Deposit.  Lessee currently has on deposit the sum of $7,000
                   -------
for the last month's rent under a previous Lease Agreement and Lessee agrees to leave that sum on deposit in accordance with the following provisions. Lessee shall not be entitled to receive or be credited with interest earned on the deposit, and Lessor may commingle the deposit with its own funds. Lessor may use the funds so deposited to pay Lessee's obligations under this Lease if it so chooses (see Article XIX), in which case Lessee agrees to reimburse Lessor, together with interest at the rate of Seafirt Bank's prime lending rate in effect at the time Lessor so uses the funds, plus two percent per annum.

                                   ARTICLE IV
                             Option to Extend Term

     Section 4.01  Grant of Option.  Subject to the terms and conditions of this
                   ---------------
Article IV, the Lessor hereby grants the Lessee an option to extend the term of this Lease for one additional term. Subject to the conditions set forth in
Section 4.06, below, the option shall cover the entire Building or, at Lessee's option, the portion of the Building occupied by Lessee at the time the notice of exercise is given in accordance with Section 4.03, below.

     Section 4.02  Non-Default.  The option to extend may be exercised by the
                   -----------
Lessee only if, at the time the Lessee purports to exercise its option, the Lessee is not in default of any of the terms and conditions of this Lease.

     Section 4.03  Notice.  The Lessee must give written notice of the exercise
                   ------
of its option to the Lessor not less than fifteen nor more than eighteen months prior to the date ten years after the Commencement Date. As part of its notice, the Lessee must set forth the length of the term for which it intends to renew, which may be for any period not shorter than five years nor longer than ten years, and whether it chooses to rent the entire Building or only the portion of the Building which it then occupies.

     Section 4.04  Negotiations.  Following the Lessor's receipt of the notice
                   ------------
specified in the preceding Section, the Lessor and Lessee shall enter good faith negotiations in an effort to agree upon base rent rates and other conditions pertinent to a renewal term. For purposes of the negotiation phase, neither party shall be bound to the length of term specified in the Lessee's notice. If the parties are able to reach agreement on all terms, then they shall execute either an addendum to this Lease or a novation setting forth the terms and conditions applicable to the extended term.

     Section 4.05  Arbitration.  If the parties have not reached agreement on
                   -----------
all terms for the extended period within ninety days of the Lessor's receipt of the notice specified in Section 4.03, then either party may demand arbitration -
- which shall be the only forum for resolution -- as follows:

          (a) Lessor Demand.  If the Lessor is first to demand arbitration, its
              -------------
     notice sent to the Lessee shall state that, if the Lessee desires to retain its option to renew, the Lessee must, within fifteen days of its receipt of the Lessor's demand, give written notice of its agreement to be bound by the arbitration determination and sign a lease addendum upon the terms decided in arbitration. If the Lessee fails to give such notice within fifteen days, it shall be deemed to have waived its option to renew, and the Lessor shall be free to attempt to arrange a lease with any third party. Subject only to the Lessee being deemed to have waived its option as stated above, the Lessor's arbitration demand shall be deemed to be its agreement to be bound by the arbitration determination and to sign a lease addendum upon the terms decided in the arbitration.

          (b) Lessee's Demand.  If the Lessee is first to demand arbitration,
              ---------------
     its notice, sent to the Lessor, shall be deemed to be its agreement to be bound by the arbitration determination and to sign a lease addendum upon the terms decided in arbitration. Lessor likewise shall be deemed to have agreed to be bound to the arbitration determination upon its receipt of the Lessee's arbitration demand.

          (c) Failure to Demand.  If neither the Lessor nor the Lessee sends the
              -----------------
     other party an arbitration demand within 45 days after the ninety-day negotiation period referred to above, the Lessee shall be deemed to have waived its option to renew, and the Lessor shall be free to attempt to arrange a lease with any third party.

          (d) Selection of Arbitrator.  Regardless of which party is the first
              -----------------------
     to send a demand for arbitration, its notice shall nominate five disinterested persons (all of whom must be M.A.I.-certified appraisers) to act as arbitrator. The party receiving the demand shall, within fifteen days of receiving it, indicate in writing whether any of the nominated persons is acceptable to it. If none of the nominated persons is acceptable to the receiving party, it shall, within fifteen days of its receipt of the initial demand, present a list to the other party of five additional nominees (all of whom must be M.A.I.-certified appraisers) to act as arbitrator, allowing that party ten days in which to respond. In either event that a party receiving a list of nominees agrees to the appointment of a person from the list presented by the other party, that person shall serve as sole arbitrator. In the event that the nomination procedure does not result in one mutually-agreeable arbitrator, then each party shall, within fifteen days of the receiving party's receipt of the second list of nominees, appoint one M.A.I.-certified appraiser to act as arbitrator, and those two arbitrators shall, in turn, choose a third M.A.I.-certified appraiser to act as an arbitrator. If the two designated arbitrators are unable to agree upon a third within fifteen days of their appointment, either party may apply to the Presiding Judge of the King County Superior Court to appoint the third arbitrator.

          (e) Criteria.  Unless the parties jointly inform the arbitrator(s)
              --------
     otherwise, the arbitrator(s) shall determine the base rent to be paid for the additional term (which shall be of the duration first designated by the Lessee in accordance with Section 4.03, above), covering the amount of space currently occupied by the Lessee, or the entire Building (whichever is stated in the Lessee's notice as described in Section 4.03), and all other terms and conditions of this Lease shall remain in full force and effect for the renewal period; provided, however, that the Lessee shall
                                    --------  -------
     have no further rights to additional renewal terms or rights of first refusal on additional space. The arbitrator(s) shall determine the base rental rate based upon the fair rental value of the premises based upon fair market rental rates for comparable office/warehouse facilities in comparable geographical locations and of comparable physical condition; the rental rate need not be constant for the duration of the extension period. The arbitration determination shall be rendered, in writing, within 60 days of the appointment of the agreed arbitrator or the third arbitrator, whichever occurs. In the event that there are three arbitrators, each shall determine the fair rental value, the highest and lowest will be disregarded, and the middle base rent shall become the determination of the arbitrators.

          (f) Addendum.  Within fifteen days of receipt of the arbitration
              --------
     decision, the parties shall execute an Addendum to this Lease which incorporates the arbitration determination.

          (g) Costs.  Each party shall bear its own costs in the arbitration.
              -----
     In the event that there is one arbitrator, each party shall pay half of the fee charged by that arbitrator. In the event that there are three arbitrators, each party shall pay the fee charged by the arbitrator which it has chosen plus one-half of the fee charged by the third arbitrator.

          (h) Binding Effect.  Except if Lessee is deemed to have waived its
              --------------
     option to renew by the operation of Paragraphs (a) or (c) of this Section 4.05, selection of the arbitrator(s) as provided herein shall be deemed to be the parties' binding consent to abide by the decision of the arbitrator(s). The decision of the arbitrator(s) shall be binding upon the parties; there shall be no right of appeal or request for reconsideration.

     Section 4.06  Forfeiture of Option to Extend.  The Option to Extend granted
                   ------------------------------
by this Article IV shall be forfeited by the Lessee as follows. In the event that the Lessee does not exercise its right of first refusal in accordance with
Section 1.03, above, on any additional space which becomes available at least three years after the Commencement Date, and further in the event that the subject additional space remains unoccupied for at least six months following the date on which it first becomes available, then the Lessee's Option to Extend as described herein shall be forfeited and forever extinguished. Provided,
                                                                  --------
however, that in that event, the Lessor will negotiate with the Lessee to enter
-------
a new lease agreement with the Lessee for the space currently occupied by the Lessee and any further space anticipated to be available at the end of the term of this Lease if the Lessee gives written notice of its desire to negotiate such a new agreement not more than eighteen nor less than fifteen months prior to the expiration of the term of this Lease; the failure of the parties to come to terms under these circumstances shall not invoke the arbitration provisions of this Article IV.

                                   ARTICLE V
                                      Use

     Lessee must use the Premises exclusively for a storage and distribution operation along with associated office and administrative functions and for activities typically incidental to those businesses, and for no other purposes without Lessor's express prior written consent, which consent shall not be unreasonably withheld. Lessee shall not use or permit the premises or any part thereof to be used in violation of any federal, state, county or municipal law, rule, regulation or ordinance; provided, however, that Lessee shall have thirty
                               --------
days following receipt of notice to cure any incidental violation.

                                   ARTICLE VI
                   Condition of Premises; Maintenance; Return

     Section 6.01  Condition.  Lessee's taking occupancy of the Demised Premises
                   ---------
shall constitute the Lessee's concurrence that, with the exception of "punchlist" items addressed above, it is satisfied with the condition thereof and accepts the Demised Premises in their present condition, AS IS, WITHOUT WARRANTIES BY LANDLORD OF ANY KIND OR NATURE. The foregoing disclaimer shall not apply to latent structural defects of which Lessee has no knowledge at the time of taking occupancy, shall not apply to any substantially nonconforming new construction of which the Lessee was not aware at the time of preparation of the punchlist prepared in accordance with Section 2.03, and shall not be construed to disclaim the Lessor's warranty of title to the Demised Premises and the Building.

     Section 6.02  Hazardous Waste.  Lessor agrees to hold Lessee harmless from
                   ---------------
any claims made by any person or entity, including but not limited to governmental entities, arising out of or relating to any hazardous waste which is alleged to be in, around or under the building; provided, however, that this undertaking to hold harmless shall not apply to the extent, if any, to which the Lessee has caused any hazardous waste to be in, around or under the Building.
In the event that any properly-constituted governmental entity orders any hazardous waste (not created by Lessee) in, around or under the Building to be removed or otherwise abated, and in the event that such order is or becomes final, Lessor will expeditiously take all steps required to comply with such order in a manner calculated to cause minimal interference with Lessee's tenancy. Lessee agrees to refrain from any activities which cause hazardous waste in, around or under the Building. As used herein, the term "hazardous waste" shall have the same meaning as that term has in RCW 70.105.010, as amended by the laws of the State of Washington, 1987, Chapter 488, Section 1. The provisions in this Section 6.02 are intended to benefit only the parties hereto and shall not be interpreted to benefit any other person or entity.

     Section 6.03  Maintenance.  Lessee agrees that Lessor shall have no
                   -----------
obligation to maintain or repair the Demised Premises or any part thereof whatsoever except roof, structural elements of exterior walls, foundations, and plumbing and electrical services concealed in walls, floors and ceilings, it being expressly understood that Lessee, at its sole expense: shall keep them in a neat and clean condition and in compliance with applicable laws and regulations; shall make any changes therein required by governmental authorities and pay all governmental fees due with respect thereto related to or arising out of Lessee's use of the Demised Premises; shall at all times keep and maintain the Premises and all appurtenances thereto in good order, repair and condition, except roof, structural elements of exterior walls, foundations, and plumbing and electrical services concealed in walls, floors and ceilings; shall allow no nuisance to exist or be maintained therein; shall repair all cracked or broken glass; shall keep the sidewalks and driveways in and about the Premises free from ice, snow and other obstructions; shall keep all drainage pipes free and open; shall protect water, heating and other pipes so they will not freeze or become clogged. Lessee shall not commit waste or permit waste to be committed on or to the Premises. In the event that the roof, structural elements of exterior walls, foundations or plumbing and electrical services concealed in walls, floors and ceilings are damaged or destroyed due to the negligent or intentional acts of the Lessee, its agents or its invitees, Lessee and not Lessor shall have the obligation to fully repair such damage. Lessee shall repair damage done to exterior asphalt and concrete adjacent to its leased portion of the Premises, but the duty shall not extend to normal wear and tear.

     Section 6.04  Return.  Upon termination of the Lease, Lessee shall return
                   ------
and surrender the Premises, and all keys thereto, broom clean and in good order, repair and condition, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by its use thereof, or by the removal of Tenant's fixtures, equipment and furnishings, which repair shall include but not be limited to the patching and filling of holes and repair of any structural damage. This duty shall survive termination of this Lease. Lessee will, within thirty days of receipt of a written request from the Lessor, remove the cooler and freezer to be installed in accordance with Article XXIX. Said request must be in writing and delivered to the Lessee at least thirty days prior to the termination date. Failure of the Lessee to remove the freezer and cooler in accordance herewith will entitle the Lessor to take title to those items with no compensation to the Lessee; provided, however, that the Lessor's right to take title shall not be deemed to be its sole remedy in the event of breach of this duty, the Lessor retaining all other remedies for such breach.

                                  ARTICLE VII
                          Alterations and Improvements

     Lessee shall not make any alterations, additions or improvements in or to the Premises without first providing Lessor with the plans and specifications there for and obtaining Lessor's prior written consent thereto. Lessor's consent shall not be unreasonably withheld. All such alterations, additions and improvements consented to by Lessor shall be made at Lessee's sole expense and shall be in compliance with all applicable Codes and good construction practices. Lessee shall secure any and all governmental permits and consents required in connection with such work; shall keep the Premises free from liens; and shall indemnify, defend and hold Lessor harmless from any and all claims, suits, liabilities, damages, expenses and losses resulting from such work. The foregoing shall not apply to construction activities undertaken by the Lessor pursuant to Article XXVIII, below. All alterations, additions and improvements to the Premises, except trade fixtures, shall immediately become the property of Lessor upon installation without obligation of Lessor to pay Lessee therefor.

                                  ARTICLE VIII
                  Lessee's Payment of Taxes, Assessments, Etc.

     Lessee shall pay, before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all taxes, assessments, water and sewer rents, rates and charges, county taxes, charges for public utilities, excises, levies, and other governmental charges, general and special, ordinary and extraordinary, whether or not foreseen at the time of execution of this Lease, of any kind and nature which at any time prior to or during the term of this Lease may be assessed, levied, confirmed, imposed upon or become due and payable out of or in respect of the use or occupation of the Demised Premises, or any part thereof or appurtenance thereto; provided, however, with specific regard to local real estate taxes, Lessor and Lessee shall each be obligated to pay a percentage of such taxes based upon the percentage of floor space in the Building which is leased by the Lessee under the terms of this Lease or any amendments or addenda thereto assessed against the Building on an annual basis, and the Lessor shall submit an annual statement for such taxes to the Lessee, and the Lessee shall pay over to Lessor its proportionate share on a monthly basis by paying one-twelfth of its share each month; provided, further, that:

          (a) Any taxes, assessments or the like described in this section relating to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time after the expiration of the term of this Lease, shall (whether or not such taxes, assessments or the like shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Premises, or shall become payable, during the term of this Lease) be adjusted between Lessor and Lessee as of the expiration of the term of this Lease, so that Lessee shall pay that portion of such taxes, assessments or the like which that part of such fiscal period included in the period of time before the expiration of the term of this Lease bears to such fiscal period, and Lessor shall pay the remainder thereof.

          (b) Nothing herein contained shall require Lessee to pay municipal, state or federal income taxes assessed against Lessor, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Lessor; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so as to cause the whole or any part of the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon to be levied, assessed and imposed, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or if any tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge, or any part thereof, shall be measured by or based in whole or in part, upon the Demised Premises and shall be imposed upon Lessor, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be payable by Lessee as if a tax, assessment or the like as described in this Article VIII. In the event that any local jurisdiction imposes a sales or use tax upon real property rents, Lessee shall pay any such taxes pursuant to this Article VIII.

          (c) Nothing stated in this Article VIII shall be construed to require the Lessee to pay or reimburse Lessor for any taxes or assessments attributable to the construction operations contemplated by Article XXVIII or underground placement of the utility line which is currently contemplated to occur in conjunction with those construction operations.

          (d) As part of it obligations under this Section VIII, Lessee will pay its proportionate part of any Local Improvement District assessments, on an assumed twenty-year full amortization basis, as such assessments come due; provided, however, that Lessee's obligation in this regard shall be limited
     --------  -------
     to no more than $5,000 per year.

                                   ARTICLE IX
                                   Utilities

     Lessee shall pay, when due, for all electricity, garbage, water, sewer, telephone, gas, oil and other utilities and services furnished to, charged against or consumed on the Demised Premises during the term hereof. Lessee shall also pay any and all fees for establishing such accounts in Lessee's name and for installing any meters necessary for such utilities to the Premises. In addition, Lessee shall pay to Lessor an allocated portion of any and all maintenance contract charges applicable to heating, ventilation and air conditioning equipment servicing the Building, the allocated portion being based upon the proportionate square feet of floor space in the Building occupied by the Lessee.

                                   ARTICLE X
                      Indemnification; Liability Insurance

     Section 10.01  Indemnity.  Lessee shall indemnify the Lessor from and
                    ---------
against all claims, demands, causes of action, suits or judgments (including costs and expenses incurred in connection therewith) for deaths or injuries to persons or for loss of or damage to property arising out of or in connection with the use and occupancy of the Demised Premises by Lessee, its agents, servants, employees or invitees unless caused solely by Lessor's negligence.

     Section 10.02  Liability Insurance.  Lessee shall, at its own expense,
                    -------------------
maintain comprehensive general liability insurance, in effect with respect to the Demised Premises with at least $1,000,000 combined single limit for property damage and bodily injury (which policy shall include personal injury liability and advertising liability coverage) to indemnify both Lessor and Lessee against claims, demands, losses, damages, liabilities and expenses. Lessor, Seattle First National Bank and Bradley Spear (as co-fiduciaries), shall be named as insureds and shall be furnished with either a certificate of insurance or with a copy of such policy or policies of insurance, which shall bear an endorsement that the same shall not be cancelled or reduced in amount of coverage without thirty (30) days' prior written notice to Lessor.

                                   ARTICLE XI
                             Fire Or Other Casualty

     Section 11.01  Abatement Sole Remedy.  No loss or damage by fire or other
                    ---------------------
casualty, excepting acts of war, resulting in either partial or total destruction of the Building or improvements on the Demised Premises, shall operate to terminate this Lease, or to relieve or discharge Lessee from the payment of rents or amounts collectible as rent as they become due and payable, or from the performance and fulfillment of any of Lessee's obligations and undertakings herein, except as specifically set forth otherwise in this Article
XI. If the Demised Premises are partially destroyed or damaged and the Lessor repairs or restores them pursuant to this Article, the rent payable for the period during which such damage, repair or restoration continues shall, to the extent not compensated by proceeds from Lessee's insurance, be abated in proportion to the degree to which Lessee's reasonable use of the Demised Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damages or loss suffered by reason of such damage, destruction, repair or restoration.

     Section 11.02  Reconstruction.  If the Building or improvements on the
                    --------------
Demised Premises or any part thereof are at any time or times during the term of this Lease damaged or destroyed by fire or other insured casualty, Lessor shall determine whether to repair or reconstruct and shall give Lessee notice of its decision, in writing, within 30 days of the event causing the damage. If Lessor does elect to repair, it shall, with all reasonable dispatch and diligence, repair, reconstruct or replace such buildings or improvements (excluding the Lessee's personalty and the items described in Article XXIX below) upon the same general plans and dimensions as before the occurrence of each fire or other insured casualty. All such repairs, reconstruction or replacement shall be at the sole cost and expense of Lessor, and upon the completion thereof, shall be free and clear of all liens and encumbrances of any nature whatsoever, including mechanics' liens. Such repairs or restorations shall be commenced within 90 days of the occurrence of any fire or destruction.

     In the event that the fire or other casualty makes it substantially impossible for Lessee to conduct its operations, Lessee may, at any time up to 30 days after the occurrence of the fire or other casualty, terminate this Lease by giving the Lessor written notice of its election to do so, in which case this Lease shall be terminated as of the date of the Lessor's receipt of such notice and further in which case the Lessor shall have no duty to restore or rebuild even if it has given prior notice that it would do so. Further in the event that the premises is substantially destroyed by fire or other insured casualty and this Lease is not terminated in accordance with this Section 11.02, the term of this Lease shall be extended by the number of months during which the Lessee is unable to conduct business upon the premises due to the casualty and reconstruction interruption. In the event that Lessor elects not to rebuild and restore in accordance herewith, this Lease shall be terminated as of the date the Lessee receives notice of the Lessor's election.

                                  ARTICLE XII
                      Fire and Extended Coverage Insurance

     Section 12.01  Coverage.  Lessee, at its sole expense, shall obtain and
                    --------
keep in force at all times during the term hereof for all of its personalty and the items described in Article XXIX, all risk insurance coverage, with extended coverage endorsement, including coverage against losses by vandalism. Coverage shall also be afforded for business interruption losses suffered by Lessee in the event of fire or other casualty. The amount of the insurance carried on the items described in Article XXIX shall be the full insurable value thereof at replacement cost. Lessee shall not be required to carry fire and all risk insurance coverage on the Building itself; Lessor shall carry such coverage.

     Section 12.02  Loss Payee.  All insurance required under terms of this
                    ----------
Article and all renewals thereof shall be issued by reputable companies authorized to write such coverage in Washington, and Lessor shall be named as an insured on the policies covering the items described in Article XXIX, as its interests appear. Any loss adjustment for those items shall require the written consent of Lessor. All policies shall expressly provide that such policies shall not be cancelled, terminated or altered without thirty (30) days' prior written notice to Lessor. Upon the issuance thereof, each such policy, a certified duplicate or certificate thereof shall be delivered to Lessor.

                                  ARTICLE XIII
                             Assignment or Sublease

     Section 13.01 Prohibition.  Lessee shall not assign or transfer this Lease
                   -----------
or any interest therein nor sublet the whole or any part of the Premises, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court, or otherwise, without the prior written consent of

Lessor, which consent shall not be unreasonably withheld. If Lessor consents to any assignment or sublease, this Section shall nevertheless continue in full force and effect and no further assignment or sublease shall be made without Lessor's consent, provided that Lessor's consent shall not be unreasonably withheld. No such assignment or sublease shall relieve Lessee from its primary liability hereunder. For purposes of this Section, the change in business form from partnership to corporation of Lessee's current business shall not be deemed a prohibited assignment so long as the net worth of the company remains substantially the same after the incorporation.

     Section 13.02  Incorporation.  If Lessor does consent in writing to an
                    -------------
assignment or sublease, such an assignment or sublease will be subject to and will incorporate all provisions of this Lease.

     Section 13.03  Required Information.  Each time Lessee requests Lessor's
                    --------------------
consent to an assignment or sublease, Lessee will give Lessor (i) the name and address of the proposed assignee or subtenant; (ii) a copy of the proposed assignment or sublease; (iii) reasonably satisfactory information about the nature, business and business history of the proposed assignee or subtenant, and its proposed use of the Premises; and (iv) banking, financial or other credit information, and references pertinent to proposed assignee or subtenant sufficient to enable Lessor to determine the financial responsibility and character of the proposed assignee or subtenant.

     Section 13.04  Condition Precedent.  The Lessor's consent to an assignment
                    -------------------
or sublease will not be effective until a fully executed copy of the instrument of assignment or sublease has been delivered to the Lessor.

                                  ARTICLE XIV
                                     Access

     Upon 24 hours' notice Lessee will allow Lessor access to the Premises at all reasonable times for the purpose of inspections and of making repairs, additions or alterations to the Premises which Lessor elects to make; but this access shall not be construed as an agreement on the part of Lessor to make any repairs, additions or alterations. Any such repairs, additions or alterations shall be constructed in a manner calculated to minimize the disruption of Lessee's business.

                                   ARTICLE XV
                                 Eminent Domain

     If the whole of the Demised Premises is taken by any public, governmental or other authority under the power of eminent domain or transferred under threat thereof, then this Lease shall terminate as of the date possession is taken by such authority and the rent shall be paid up to that date. If only a part of the Demised Premises is taken, and the remainder not so taken remains tenantable for the purposes for which Lessee has been using the Demised Premises, then this Lease shall continue in full force and effect as to the remainder of the Demised Premises and all of the terms herein provided shall continue in effect, except the rental shall be reduced equitably, and Lessor at its expense shall make all necessary repairs and alterations to the Demised Premises required by such taking. All damages awarded for such taking shall belong to and be the property of Lessor whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Premises; provided, however,
                                                             --------  -------
that the Lessee shall be entitled to retain damages awarded solely on the basis of loss of or damages to the Lessee's business and/or other assets. The term "eminent domain" as used in this paragraph shall include the exercise of any similar governmental power and any purchase, transfer or other acquisition in lieu thereof.

                                  ARTICLE XVI
                                    Default

     Section 16.01  Default and Remedies.  If (i) any rent (including base rent
                    --------------------
and additional rent) or other payments due from Lessee hereunder remain unpaid for more than ten (10) days after the date due and payable; or (ii) if (A) Lessee makes an assignment for the benefit of, or a general arrangement with, creditors, (B) there is filing of a petition in bankruptcy by or against Lessee which is not dismissed within thirty (30) days of filing, (C) if Lessee becomes insolvent, or (D) if a receiver, trustee or liquidating officer is appointed for Lessee's business; or (iii) if Lessee violates or breaches any of the other covenants, agreements, stipulations or conditions herein, and such violation or breach shall continue for a period of thirty (30) days after written notice of such violation or breach, then Lessor may, at its option, declare this Lease forfeited and the term hereof ended, or without terminating this Lease, re-enter and attempt to relet the Premises. If Lessor, without terminating this Lease, elects to re-enter and attempts to relet, then Lessee authorizes Lessor to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion deems advisable. Upon each such reletting, all rentals received by Lessor from such reletting shall be applied, first to the payment of any amounts other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting and renovation, including brokerage fees and attorneys' fees; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder. If rentals received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor, and Lessee covenants and agrees to pay Lessor for all other expenses resulting from its default, including, but not limited to, brokerage commissions and the reasonable cost of converting the Premises for the next tenant. Delinquent rental and other payments shall bear interest at the rate of Seafirst National Bank's prime lending rate, plus two percent per annum, beginning thirty days after the date the rent or other payment was due, until paid. In addition, Lessee shall pay a late charge of five percent on all rents received more than ten days after the date on which they are due. The remedies provided for in this Section 16.01 are in addition to, and not in substitution for, remedies provided by applicable Washington statute; nothing stated herein shall be construed to impose restrictions upon the Lessor's statutory remedies or expand any time frames allowed by statute for the exercise of remedies.

     Section 16.02  Removal of Personalty.  If the Lessor takes possession of
                    ---------------------
the Premises in the event of a default, Lessor shall have the right, but not the obligation, to remove from the Premises all personal property located therein, and may store the same in any place selected by Lessor, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, without notice to Lessee, after it has been stored for a period of forty-five (45) days or more, with the proceeds of such sale to be applied to the cost of such sale and to the payment of charges for storage, and then to the payment of any other sums of money which may then be due from Lessee to Lessor under any of the terms hereof.

                                  ARTICLE XVII
                                Litigation Fees

     If either party commences an action to enforce any provision of this Lease or protect its interests in or to the Premises, the prevailing party therein shall be entitled to recover from the other the prevailing party's costs and expenses, including reasonable attorneys' fees, incurred in such proceeding and on any appeals therefrom. Venue for any such proceeding shall be laid in King County Superior Court.

                                 ARTICLE XVIII
                             Waiver of Subrogation

     Lessor and Lessee each releases the other, and its employees, agents and representatives, from liability and waives its entire right of recovery against the other for loss or damage occurring in or about the Demised Premises from losses that are insured against under fire and all-risk insurance policies, including extended coverage endorsements, carried by the parties. Each party agrees that each such insurance policy obtained by it with respect to the Demised Premises and the Building shall include a waiver by the insurer of its subrogation rights for such losses and damages.

                                  ARTICLE XIX
                         Advances by Lessor for Lessee

     If Lessee fails to perform any act or pay any amount required to be done or paid by it under the terms of this Lease, Lessor may, at its sole option, perform such act or pay such amount on behalf of Lessee. Upon notification to Lessee of the cost thereof to Lessor, Lessee shall promptly pay Lessor the amount thereof, plus interest at the rate of Seafirst National Bank's prime lending rate, plus two percent per annum, from the date that the cost was incurred by Lessor to the date of Lessee's payment.

                                   ARTICLE XX
                                   Nonwaiver

     Neither the acceptance of rental nor any other act or omission of Lessor at any time or times after the happening of any breach or default by Lessee hereunder shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Lessor of its right to cancel or forfeit this Lease, or be construed so as to at any future time estop Lessor from promptly exercising any option, right or remedy that it may have under any term or provision of this Lease.

                                  ARTICLE XXI
                                Quiet Enjoyment

     So long as Lessee is in full compliance with all the terms, covenants and conditions required under this Lease, Lessee shall have and quietly enjoy the Premises during the term of this Lease, subject to all matters of record to which this Lease is or may become subordinate.

                                  ARTICLE XXII
                                    Notices

     All notices required or permitted hereunder shall be in writing and may be either delivered personally or mailed. If mailed, they shall be sent by postage prepaid certified or registered mail, return receipt requested, to Lessor in care of Bradley Spear at Suite 432 Pioneer Building, 600 First Avenue, Seattle, Washington 98104 and in care of Richard H. Anderson, Seafirst Bank Trust Real Estate, Post Office Box 3586, Seattle, Washington 98124, and to Lessee at the Premises, or to such other respective addresses as either party hereto may hereafter from time to time designate in writing. Notices sent by mail shall be deemed to have been given two days after being properly mailed, and the postmark affixed shall be conclusive evidence of the date of mailing.

                                 ARTICLE XXIII
                                    Holdover

     If Lessee remains in possession of the Premises after the expiration of this Lease, without a written lease, it shall be deemed to be occupying and using the same as a Lessee from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as they may be applicable to such month-to-month tenancy; provided, however, that the base rent to be paid for any such term shall be 110% of the base rent payable at the end of the original term of this Lease. Nothing stated herein shall impair the Lessor's right to terminate such holdover tenancy.

                                  ARTICLE XXIV
                              Successors & Assigns

     Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

                                  ARTICLE XXV
                       Estoppel Certificates; Attornment

     It is understood and agreed that Lessor may mortgage, grant deeds of trust with respect to the Building or the property of which the Demised Premises are a part or sell or otherwise transfer the Building to a third party. On Lessor's request, Lessee agrees to promptly execute and deliver such certificates as may be reasonably required by a Lessor or any mortgagee, deed of trust beneficiary or purchaser. Such certificates shall reflect that the Lease is in full force and effect, the dates to which the rent and charges have been paid and other Lease-related matters. Upon a foreclosure and a demand by Lessor's successor, Lessee shall attorn to and recognize such successor as Lessor under this Lease.

                                  ARTICLE XXVI
                        Lessee's Right of First Refusal

     Section 26.01.  Grant of Right.  If Lessee is not in default of any
                     --------------
material term of this Lease, and if Lessor shall receive from any third party an acceptable bona fide offer to purchase the Building and the underlying real estate, it shall submit a written copy of such offer to Lessee, giving Lessee twelve days after its receipt of the copy of the offer within which to elect to meet such offer. For purposes of this Article 26, "third party" shall exclude the A.H. Spear Testamentary Trust, the beneficiaries of the A.H. Spear Estate and A.H. Spear Testamentary Trust and the families of those beneficiaries.

     Section 26.02  Conveyance.  If Lessee elects to meet such offer, it shall
                    ----------
give Lessor written notice thereof, and closing of the purchase and sale shall occur within 45 days thereafter. At closing, Lessor shall convey to Lessee a good and marketable title to the Building and the underlying real estate free and clear of all liens, encumbrances and restrictions other than rights reserved in federal patents or state deeds, building or use restrictions general to the area, utility easements of record, reserved oil and/or mining rights and any Local Improvement Area assessments of record; title shall be subject to leases of record or of which Lessee has actual notice.

     Section 26.03  Expiration.  Lessee's right granted by this Article XXVI
                    ----------
shall expire upon the earliest of any of the following events: termination of this Lease (including any extensions of the original term); Lessee's subletting or assignment of the entire Demised Premises in accordance with Article XIII hereof; or Lessor's closing of a sale of the Building and underlying real estate to a third party in accordance with this Article XXVI.

                                 ARTICLE XXVII
                             Recordation/Memorandum

     This Lease shall not be recorded, but upon the request of either party a memorandum hereof, in the form attached as Exhibit D, shall be executed and recorded.

                                 ARTICLE XXVIII
                                New Construction

     Section 28.01  Expansion.  The Lessor plans to expand the existing
                    ---------
structure, which covers approximately 32,694 square feet of ground space to a structure which covers approximately 93,557 square feet of ground space.

     Section 28.02  Existing Warehouse Space Improvements.  As part of the
                    -------------------------------------
expansion project, the Lessor will perform the following work upon the portion of the Building which is currently occupied by the Lessee: paint exterior of structure, and level warehouse floor where it has settled.

     Section 28.03  General Specifications.  The footprint of the Building after
                    ----------------------
the planned expansion is shown on Exhibit B. The outline specifications shown on Exhibit C hereto represent the minimum quality of construction and finish materials which the Lessor will employ in all newly constructed portions of the Building. The Lessee approves of the quality of construction and finish materials shown on Exhibit C. Construction consistent with Exhibit C will be performed by the Lessor at no cost to the Lessee.

     Section 28.04  Demising Wall.  The Lessor shall, at no cost to the Lessee,
                    -------------
construct a demising wall between the Demised Premises and the remainder of the Building at the location indicated on Exhibit B. Should Lessee, during the original term of this Lease or any extension thereof, lease additional space in the Building, Lessee will pay the cost of removing the demising wall shown on Exhibit B and constructing a new demising wall of equal quality to separate its total leased space from the remainder of the Building.

     Section 28.05  Office Space.  The Lessor will finish approximately 12,490
                    ------------
square feet of office space in the Building in accordance with Lessee's specifications, as provided below, at Lessor's expense. Provided, however, that
                                                         --------  -------
to the extent that Lessor's actual cost of finishing the space (which shall include all work items beyond framing, installation of sub-floor and electrical rough-in) exceeds $214,900, the Lessee shall reimburse the Lessor for the excess within one month after the Commencement Date. Lessee shall give Lessor the specifications for the improvements addressed in this section, in a written form sufficiently detailed to allow the Lessor to get cost estimates and assign the work to one or more contractors, within sixty days of Lessee's receipt of a written request from Lessor to furnish such information. Lessor shall, within 30 days of its receipt of Lessee's specifications, advise Lessee of whether it approves of the specifications. Lessor may withhold its approval of all or any part of the specifications based upon anticipated availability of materials, aesthetic considerations, concern over compatibility with the uses of the Building as a whole or future value of the resulting improvements to successor tenants. If Lessor fails to give Lessee a written response within the 30-day period, Lessor shall be deemed to have approved Lessee's specifications in their entirety. Lessor will advise Lessee if it becomes aware that the cost of making improvements in accordance with Lessee's specifications will exceed the allowances set forth above.

                                  ARTICLE XXIX
                               Special Equipment

     Section 29.01  Description of Equipment.  As part of its expansion project,
                    ------------------------
Lessor will purchase and install a cooler and a freezer of types designated in writing by the Lessee. Lessee will give Lessor written descriptions of these items and its preferred distributor within thirty days of executing this Lease. Lessor makes no warranty whatsoever concerning these pieces of equipment and specifically excludes any implied warranties, including warranties of fitness for a particular purpose or merchantability, and Lessor accepts no responsibility for obtaining any warranties of any type from the manufacturer or distributor of the equipment.

     Section 29.02  Cost.  The cost of the freezer and cooler, including all
                    ----
installation costs and applicable taxes, shall not exceed $350,000. If the anticipated cost exceeds that amount, Lessee will either choose alternate equipment to lower the costs, or sign an Addendum to this Lease committing to pay the Lessor the excess cost over $350,000 within 10 days of completion of the installation. In the event that the total costs for the freezer and cooler, including installation costs and applicable taxes, are less than $350,000, Lessee may, at its option, apply the difference between $350,000 and the amount of those costs to any costs over $214,900 incurred to finish the office space (see Section 28.05). If this occurs, and if Lessee exercises this option, the amount of the excess applied to
Section 28.05 costs will be part of the basis of the additional rent provided for in Section 29.03.

     Section 29.03  Amortization.  Lessee shall, as additional rent, pay Lessor
                    ------------
the full cost of purchasing and installing the designated equipment in 120 equal monthly installments based upon the original cost of the purchase and installation, with an assumed interest rate of 10% per annum accumulating on the unpaid principal. The first such payment of additional rent shall be made on the Commencement Date, and payments shall be made on the first day of each month thereafter until all 120 installments have been made. Title to the designated equipment shall vest in Lessee, subject to Lessee's giving Lessor a security interest in that equipment and Lessee executing all documents reasonably deemed necessary by Lessor to establish, perfect and maintain its security interest. Lessee shall be solely responsible for the costs of removing the designated equipment at the termination of this Lease as provided in Section 6.04 and shall repair all damage done to the Building in conjunction with the removal.

                                  ARTICLE XXX
                                 Miscellaneous

     Section 30.01  Headings.  Any headings preceding the text of the several
                    --------
articles, sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this lease, nor shall they affect its meaning, construction, or effect.

     Section 30.02  Written Amendments.  This Lease represents the entire
                    ------------------
agreement between the parties and there are no collateral oral agreements or understandings. All additions, variations, or modifications to this Lease shall be void and of no effect unless in writing signed by the parties.

     Section 30.03  Entire Agreement.  This Lease and the attached exhibits set
                    ----------------
forth all the promises, agreements, conditions, and understandings between the Lessor and Lessee relative to the Demised Premises, and that there are no promises, agreements, conditions, or understandings, either oral or written between them other than are herein set forth.

                                  ARTICLE XXXI
                                   Authority

     Lessee will provide Lessor with a partnership resolution in form acceptable to Lessor which grants authority to the individual executing this Lease on behalf of the Lessee to bind Lessee and its constituent partners to the terms hereof. At the request of the Lessor, that partnership resolution may be attached to this Lease as an Exhibit.

     IN WITNESS WHEREOF the parties have hereunto set their hand and seals the day and year aforesaid.

                                               NUTRASOURCE
                                               a Washington General Partnership



          1/12              ,  1990            By:/s/ Charles L. LeFevre
----------------------------                      -------------------------
DATE                                                 Its President

                                               ESTATE OF A.H. SPEAR



          Jan, 11           , 1990             /s/ Bradley K. Spear
----------------------------                   -----------------------------
DATE                                           By Bradley K. Spear
                                               Co-Executor



          1/11              , 1990             /s/ James E. Strock
----------------------------                   -----------------------------
DATE                                           SEATTLE FIRST NATIONAL BANK
                                               TRUST REAL ESTATE
                                               Its Co-Executor



          Jan, 11           , 1990             /s/ Richard H. Anderson
----------------------------                   -----------------------------
DATE                                           SEATTLE FIRST NATIONAL BANK
                                               TRUST REAL ESTATE
                                               Its Co-Executor

STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF  KING         )

     I certify that I know or have satisfactory evidence that Charles L. LeFevre is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the President of NUTRASOURCE to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated:  January 12  , 1990.
             ------------



                                          /s/ Jacqueline Lee Craig
                                          ----------------------------------
                                          Notary Public

                                          My appointment expires:
                                          10-9-90
                                          ------------------------


STATE OF WASHINGTON     )
                        )    ss.
COUNTY OF KING          )

     I certify that I know or have satisfactory evidence that BRADLEY K. SPEAR is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Co-Executor of THE ESTATE OF A. H. SPEAR to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated:    1/11                  , 1990.
           --------------------------



                                          /s/ Randall R. Hall
                                          -------------------
                                          Notary Public

                                          My appointment expires:
                                          4/14/90
                                          ------------------------

STATE OF WASHINGTON      )
                         )    ss.
COUNTY OF KING           )

     I certify that I know or have satisfactory evidence that James E. Strock and Richard H. Anderson are the people who appeared before me, and said people acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Vice President and Assistant Vice President of SEATTLE FIRST NATIONAL BANK TRUST REAL ESTATE, Co-Executors of THE ESTATE OF A. H. SPEAR to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: January 11, 1990



                                        /s/ Michael V. Daly
                                        ------------------------------------
                                        Notary Public

                                        My appointment expires:
                                        12/28/90
                                        ------------------------

                                   EXHIBIT A

Lots 4-9, Block 2, South Seattle Add., together with portions of vacated alleys and streets; and
Lot 7, Block 268, Seattle, Tidelands, together with portions of vacated alleys and streets; and
Lots 1-12, Block 267, Seattle Tidelands and Lot 1, Block 1 Phinney's Second Add. together with vacated alleys and streets.

                                   EXHIBIT B


                             [Diagram of Premises]

                                 EXHIBIT C
                  Outline Specifications for New Construction

Project Description:  Lessor will construct a 1-story warehouse/distribution
-------------------
building on slab-on-grade and pile-supported structural slab floor, precast concrete walls and wood roof, with second floor office space supported on a plywood deck on wood trusses and beams; all attached to an existing building. UBO Occupancy Classification is B-2 with 4-hour area separation to existing building. Construction type is IIIN - sprinklered.

Concrete: Foundation shall be reinforced spread footings or pile caps and grade
--------  ----------
beams on augercast piling under structural slab, bearing walls, columns. As deemed necessary by Soils Engineer, light-weight fills at existing building and footing drains with clean outs, connected to storm system.

          Structural slab shall be eight inches (8") thick, slab on grade shall
          ---------------                                   -------------
be five inches (5") thick; both steel reinforced, with hard smooth trowel finish. Base vapor barrier, drainage, and minimum of 4" 5% maximum fines gravel base under slab will be provided. Construction joints and shrinkage joints to be spaced at 20' o.c. maximum, or as otherwise indicated.

          Exterior concrete walls shall be reinforced concrete 3000 psi in 28
          -----------------------
days or as otherwise noted; all offsets exceeding 1/32" shall be smoothed and all flutes removed and smoothed. All holes larger than 1/8" shall be filled. Interior face will have hard smooth trowel finish. Exterior concrete to be sealed or painted, and painted surfaces shall receive smooth trowel finish.

Wood:     Framing lumber to stress graded Hem-Fir or Douglas Fir, standard or
-----     --------------
better.  Plywood to be in accordance with referenced U.S.  Product Standard PS
         -------
1-74, and meeting minimum standards of DFPA & APA.

          Glu laminated timber to be industrial grade.
          --------------------
          Roof construction will be of Glulam beams with sawn purlin and 2x
          -----------------
stiffeners with CDX plywood roof sheathing as shown in structural drawings.
          Finish carpentry will be with V.G. Hemlock or V.G. Fir or Oak where
          ----------------
noted or as otherwise indicated on drawings.

Thermal and Moisture Protection:  Membrane waterproofing at walls below grade
-------------------------------   ----------------------
shall be Volclay Panel Waterproofing or equivalent.

          Insulation of all piping, waterlines and interior rain leaders will be
          ----------
provided; R-11 batt insulation at perimeter office walls, R-30 F.S. 25 batt insulation above office 2nd floor ceiling, perimeter slab insulation of R-8 rigid closed cell foam or as required by Code.

          Roofing shall be built-up roof and flashing systems.
          -------

Doors:    Metal doors to be 1-3/4" thick with 16 gauge frames and 18 gauge
------    -----------
doors.
          Wood doors to be of solid core flush type with Birch veneer to receive
          ----------
paint finish installed in Fir or Hemlock frames receiving paint finish.

          Truck doors shall be 24 gauge galvanized steel, sectional vertical
          -----------
acting, complete with framing tracks, counterbalance and mechanism, locking devices and head, floor and jamb seal weatherstripping, manual operation.

Finishes: Interior walls to 5/8" type "X" GWB on metal or wood studs; restroom
--------- --------------
dry walls to be water code GWB.
          Ceilings indicated to be Suspended acoustical tile shall be non-rated
          --------
2x4 tile typically in the 2x4 grid system designed for Seismic Zone 3; ceilings at restrooms to be attached or suspended GWB.
          Floors of lobby, corridor, stairs and north offices shall be minimum
          ------
32 oz. loop carpet with enhancer plus backing pad; warehouse office and all restroom floors to be sheet vinyl-Armstrong Corlon or equivalent. Warehouse floors to be concrete, cleaned and sealed with Burke Cure'N Seal or equivalent. Portions of floor may be topped with shake on hardener of a type to be determined by the parties.
          Painting will be minimum one coat primer, one coat top paint of
          --------
appropriate type for the surface and location.
Equipment: Dock bumpers will be provided, two 12" x 16" minimum 4" deep rubber
---------  ------------
bumpers at each dock high door -- Fabco, Serco, Rite-Hite or equivalent.
          Dock levelers will be provided for three doors-- Rite-Hite #RH66 with
          -------------
20,000 lb. capacity or equivalent.
          Dock shelters of rigid frame type shall be provided at each dock high
          -------------
door.
          Elevator of one single car, standard cab, 2500 pound capacity,
          --------
hydraulic, 2 stops will be provided to comply with provisions of the handicap code.
          Power wiring for 16 N.l.C. battery chargers will be provided in the
          --------------------------------------------
southeast corner of the existing building.

Mechanical: HVAC will be provided per Code and good industry practice and
----------  ----
designed to maintain office temperatures of 70 F in winter and 78 F in summer. Warehouse heating will maintain 49 F in winter.
          Sprinklered fire protection system will be provided per Code and
          ----------------------------------
good industry practice.
          Plumbing fixtures will be American Standard, White.
          -----------------

Electrical: Electrical and telephone service to the building will be provided,
----------  ------------------------
600 amp service.
          Interior lighting for offices will be to maximum lighting levels
          -----------------
allowed by State power budget, using 2x4' fluorescent recessed drop-in ceiling fixtures with acrylic diffuser lenses, energy efficient ballast and energy saver bulbs.
          Warehouse lighting to use color-corrected high pressure sodium or
          ------------------
metal halide highbay lighting providing 25-30 fc maintained, measured 3' above floor at night.
          Computer wiring and computer outlets if desired, will be installed
          ------------------------------------
per Lessee's specifications and at Lessee's expense.

                                   EXHIBIT D
                                   ---------


FILED FOR RECORD AT REQUEST OF
AND RETURN RECORDED COPY TO:
Douglas J. Green, Esq.
HIGHT GREEN & YALOWITZ
3160 First Interstate Center
999 Third Avenue
Seattle, Washington 98104

                              MEMORANDUM OF LEASE
                              -------------------


                                  I.  PARTIES
                                  -----------

          This Memorandum of Lease refers to that certain Commercial Lease Agreement dated as of the 23rd day of August, 1989 by whose terms the Estate of A.H. Spear is Lessor and Nutrasource, a Washington General Partnership, is Lessee. This Memorandum of Lease is entered by and between the Estate of A.H. Spear and Nutrasource.

                               II.  INCORPORATION
                               ------------------

          The terms and conditions of the above-referenced Commercial Lease Agreement are hereby incorporated by this reference as though fully set forth herein.

                                 III.  PREMISES
                                 --------------

          The estate of A.H. Spear has leased to Nutrasource a portion of the real property located at 4005 - 6th Avenue South in Seattle, King County, Washington, which real property is legally described on Exhibit A hereto.

                                   IV.  TERM
                                   ---------

          The lease is for a period of ten (10) years commencing not later than October 1, 1990. The tenant, Nutrasource, has an option under certain circumstances to extend the term for an additional period of between five years and ten years.

                                  V.  PURPOSE
                                  -----------

          This Memorandum of Lease is prepared solely for the purpose of recordation and notice, and it shall in no way be deemed to supplement or modify the terms of the above-referenced Commercial Lease Agreement.

                                              NUTRASOURCE
                                              a Washington General Partnership



____________________________, 1990            By:_______________________________
DATE                                                Its President

                                              ESTATE OF A.H. SPEAR



____________________________, 1990            By:_______________________________
DATE                                          Bradley K. Spear
                                              Co-Executor


____________________________, 1990            __________________________________
DATE                                          SEATTLE FIRST NATIONAL BANK
                                              TRUST REAL ESTATE
                                              Its Co-Executor


____________________________, 1990            __________________________________
DATE                                          SEATTLE FIRST NATIONAL BANK
                                              TRUST REAL ESTATE
                                              Its Co-Executor

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF  KING      )

     I certify that I know or have satisfactory evidence that ______________________ is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the President of NUTRASOURCE to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated:_______________.



                                             __________________________________
                                             Notary Public

                                             My Appointment Expires:

                                             _________________



STATE OF WASHINGTON  )
                     )    ss.
COUNTY OF KING       )

     I certify that I know or have satisfactory evidence that BRADLEY K. SPEAR is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Co-Executor of THE ESTATE OF A. H. SPEAR to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated:_______________.



                                             ___________________________________
                                             Notary Public

                                             My Appointment Expires:

                                             _________________

STATE OF WASHINGTON      )
                         )    ss.
COUNTY OF KING           )

     I certify that I know or have satisfactory evidence that _____________ and ____________________ are the people who appeared before me, and said people acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the ______________ and of SEATTLE FIRST NATIONAL BANK TRUST REAL ESTATE, Co-Executor of THE ESTATE OF A. H. SPEAR to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated:_______________.



                                             ___________________________________
                                             Notary Public

                                             My Appointment Expires:

                                             _________________

                                   EXHIBIT A

Lots 4.9, Block 2, South Seattle Add., together with portions of vacated alleys and streets; and
Lot 7, Block 268, Seattle, Tidelands, together with portions of vacated alleys and streets; and
Lots 1-12, Block 267, Seattle Tidelands and Lot 1, Block 1 Phinney's Second Add. together with vacated alleys and streets.

                               [NutraSource Logo]


July 8, 1994



A. H. Spear Investments
P.O.  Box 15714
Seattle, WA  98115-0714

Attn: Brad Spear

Re:   Availability of Additional Space

Dear Brad:

This letter is to serve as notice that NutraSource, Inc. elects to lease the additional Space at 4005 6th Avenue South, Seattle WA. The space consists of the northwestern 20,000 square feet of the building. This is pursuant to the provisions of Section 1.03 of the Lease Agreement dated August 23, 1989 between Bradley K. Spear and Seattle First National Bank, co-executors of the Estate of
A. H. Spear, Lessor and NutraSource, Inc., Lessee.

It is understood that the commencement date of the lease for the additional space is November 1, 1994.

Sincerely,
NUTRASOURCE, INC.

/s/ Chuck LeFevre


Chuck LeFevre
President